                             AMENDED AND RESTATED
                         STRATEGIC DISTRIBUTION, INC.
                    1996 NON-EMPLOYEE DIRECTOR STOCK PLAN


     1. PURPOSE. This Amended and Restated 1996 Non-Employee Director Stock Plan (the "Plan") is intended to promote the interests of Strategic Distribution, Inc. (the "Company") by promoting ownership of Company stock by the non-employee members of the Company's Board of Directors (the "Board").

     2. SHARES TO BE GRANTED. Under the Plan, options ("Options") to purchase shares of common stock, par value $.10, of the Company ("Common Stock") are granted to non-employee members of the Board ("Non-Employee Directors") on an annual basis. The number of Options so granted is determined in each instance in accordance with the terms of the Plan. Options granted under the Plan are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

     3. AVAILABLE SHARES. The total number of shares of Common Stock to be granted shall not exceed 150,000, subject to adjustment in accordance with
Section 12 hereof. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company.

     4. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have the power to construe the Plan and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     5. ELIGIBILITY AND LIMITATIONS. Options shall be granted pursuant to the Plan only to Non-Employee Directors.

     6. FAIR MARKET VALUE. For purposes of the Plan, the Fair Market Value of a share of Common Stock on any date shall be the mean of the closing bid and asked quotations in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, through NASDAQ. In the event the shares are listed on any exchange or on the NASDAQ National Market System, the Fair Market Value shall be the closing sale price on such exchange or in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. through NASDAQ, on such date or, if there are no sales on such date, the mean of the bid and asked price for the shares on such exchange or in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., through NASDAQ, at the close of business on such date.

     7. GRANT OF OPTIONS. On December 31 of each calendar year commencing with calendar year 1996, each person who is a Non-

Employee Director as of such date shall be granted without further action by the Board an Option to purchase 4,000 shares of Common Stock, with a per share exercise price equal to the Fair Market Value of a share of Common Stock on such date. Each such Option shall be fully vested on the date of grant, shall have a maximum term of five years, and shall be subject to such other terms and conditions as the Board shall approve. Each Non-Employee Director shall enter into a customary stock option agreement with respect to each Option granted under the Plan.

     8. TRANSFERABILITY; SHARE CERTIFICATES. Options may not be sold, transferred, assigned, pledged or otherwise encumbered by a Non-Employee Director other than by will or the laws of descent and distribution. At the time a Non-Employee Director's Options are exercised, a certificate for shares of Common Stock covered by the Options shall be registered in the Non-Employee Director's name and delivered to the Non-Employee Director (or to such Non-Employee Director's legal representative or designated beneficiary in the event of the Non-Employee Director's death).

     9. SHAREHOLDER RIGHTS. A Non-Employee Director shall have no rights as a shareholder with respect to shares of Common Stock covered by Options until the time such Options are exercised and certificates for such shares are registered in the Non-Employee Director's name.

     10. EXERCISE OF OPTIONS. Options granted under the Plan may be exercised by written notice to the Company in such form as the Board may designate, accompanied by full payment of the exercise price therefor. The exercise price may be paid (i) in cash or cash equivalents, (ii) by tendering shares of Stock previously owned for at least six months, having a Fair Market Value equal to the exercise price, and (iii) by any other means approved by the Board.

     11. LEGENDS. The certificates representing shares granted under the Plan shall carry such appropriate legends, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization or reclassification, or in the event of a stock split, combination of shares or dividends payable in capital stock, the Board shall equitably adjust (i) the number and kind of available shares set forth in
Section 3 hereof, (ii) the number and kind of shares subject to each outstanding Option, and (iii) the per share exercise price applicable to each outstanding Option.

     13. RESTRICTIONS ON ISSUANCE OF SHARES. Any other provision of this Plan notwithstanding, the Company shall have no obligation to deliver any certificate or certificates for shares until the following conditions have been satisfied:

     (i) The shares to be granted are at the time of the issuance of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

     (ii) Counsel for the Company shall have determined that such shares are exempt from registration under Federal and state securities acts as now in force or hereafter amended;

and the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Common Stock is then listed.

     The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance of shares under the Plan.

     14. REPRESENTATIONS. The Company may require any Non-Employee Director to deliver written warranties and representations upon delivery of shares that are necessary to show compliance with Federal and state securities laws including to the effect that an acquisition of shares under the Plan is made for investment and not with a view to distribution (as that term is used in the Securities Act of 1933).

     15. TERMINATION AND AMENDMENT OF PLAN. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable, PROVIDED, HOWEVER, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at a meeting of stockholders, increase the maximum number of shares that may be granted under the Plan.



                                      3